EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-163292) and the Registration Statements on Forms S-8 (Nos. 333-102654, 333-156100 and 333-168290) of our reports dated March 13, 2013, relating to our audit of the consolidated financial statements, and internal control over financial reporting, included in and incorporated by reference in the Annual Report on Form 10-K of Double Eagle Petroleum Co. for the year ended December 31, 2012.

/s/ Hein & Associates LLP

Denver, Colorado

March 13, 2013